Exhibit 12

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date: October 6, 2017

Name: Rankin Associates I, L.P.
By: Main Trust of Alfred M. Rankin, Jr., created under the Agreement, dated as of September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., creating a trust for the benefit of Alfred M. Rankin, Jr. (successor in interest to the Trust created by the Agreement, dated August 30, 1967, as supplemented, amended and restated, between National City Bank, as trustee, and Alfred M. Rankin, Jr., creating a trust for the benefit of Alfred M. Rankin, Jr.), as one of its General Partners

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., as Trustee

REPORTING PERSONS

	By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., on behalf of himself, and as:

Attorney-in-Fact for Thomas T. Rankin*
Attorney-in-Fact for Claiborne R. Rankin*
Attorney-in-Fact for Roger F. Rankin*
Attorney-in-Fact for Bruce T. Rankin*
Attorney-in-Fact for Helen R. Butler*
Attorney-in-Fact for Clara L. T. Rankin Williams*
Attorney-in-Fact for Chloe O. Rankin*
Attorney-in-Fact for Corbin K. Rankin*
Attorney-in-Fact for Alison A. Rankin*
Attorney-in-Fact for BTR 2012 GST Trust for Chloe R. Seelbach**
Attorney-in-Fact for BTR 2012 GST Trust for Thomas P. Rankin **
Attorney-in-Fact for BTR 2012 GST Trust for Helen R. Butler **
Attorney-in-Fact for BTR 2012 GST Trust for Elisabeth M. Rankin**
Attorney-in-Fact for BTR 2012 GST Trust for Julia R. Kuipers**
Attorney-in-Fact for BTR 2012 GST Trust for Clara R. Williams**
Attorney-in-Fact for BTR 2012 GST Trust for Matthew M. Rankin**
Attorney-in-Fact for BTR 2012 GST Trust for Claiborne R. Rankin, Jr.**
Attorney-in-Fact for BTR 2012 GST Trust for James T. Rankin**
Attorney-in-Fact for BTR 2012 GST Trust for Anne F. Rankin**

*	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 1 hereto.
**	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 2 hereto.